AMENDED AND RESTATED DECLARATION OF TRUST

of

J.P. Morgan Exchange-Traded Fund Trust

(a Delaware Statutory Trust)

Dated as of February 19, 2014

DECLARATION OF TRUST

i

(continued)

ii

AMENDED AND RESTATED DECLARATION OF TRUST

of

J.P. Morgan Exchange-Traded Fund Trust

THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder, which amends and restates that certain Declaration of Trust, dated as of October 21, 2013 (the “Original Declaration”).

WHEREAS, the Trust was formed upon the filing of the Certificate of Trust for the J.P. Morgan Exchange-Traded Fund Trust in the Office of the Secretary of State of the State of Delaware on October 21, 2013;

WHEREAS, the Trustees desire to continue the statutory trust formed pursuant to the Original Declaration for the investment and reinvestment of funds contributed thereto; and

WHEREAS, the Trustees desire to amend and restate the Original Declaration pursuant to the power of the Trustees set forth in Article VIII, Section 6 of the Original Declaration.

NOW, THEREFORE, the Trustees agree that the Original Declaration is hereby amended and restated in its entirety and the Trustees do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the terms and conditions set forth in this Amended and Restated Declaration of Trust.

ARTICLE I.

Name and Definitions

Section 1.    Name. This Trust shall be known as the “J.P. Morgan Exchange-Traded Fund Trust,” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.    Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)     “Administrator” means a party furnishing services to the Trust pursuant to any administration contract described in Article IV, Section 6(a) hereof;

(b)     “Advisory Board Member” shall mean a member of an “advisory board” as defined in Section 2(a)(1) of the 1940 Act.

(c)     “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(d)     “Certificate of Trust” means the certificate of trust of the Trust, as filed in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and as it may be amended or restated from time to time;

(e)     “Class” means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

(f)     “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(g)     “Commission” shall have the meaning given such term in the 1940 Act;

(h)     “Declaration of Trust” means this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time;

(i)     “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;

(j)     “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(k)     “Investment Adviser” means a party furnishing services to the Trust pursuant to any investment advisory contract described in Article IV, Section 6(a) hereof;

(l)     “Net Asset Value” means the net asset value of each Series or Class of the Trust, determined as provided in Article VI, Section 1 hereof;

(m)     “1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time;

(n)     “Outstanding Shares” means Shares shown in the books of the Trust or its transfer agent as then-outstanding;

(o)     “Person” means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts and foreign statutory trusts, trusts, limited liability companies, associations, joint ventures, estates, custodians, nominees and any other individual or entity in its own or any representative capacity, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign;

(p)     “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(q)     “Series” means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof;

(r)     “Shareholder” means a record owner of Outstanding Shares;

(s)     “Shares” means the transferable units of beneficial interest (par value $0.0001 per share (or such other value as the Trustees may determine from time to time)) into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(t)     “Supermajority of Trustees” shall mean two-thirds or more of all Trustees then in office;

(u)     “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(v)    “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series; and

(w)    “Trustees” means the “Person” or “Persons” who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed and have qualified to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

ARTICLE II.

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Series, including the power to conduct, operate and carry out its business in a master-feeder structure (as described in Section 5(f) of Article VIII). In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

ARTICLE III.

Shares

Section 1.    Division of Beneficial Interest.

(a)    The beneficial interest in the Trust shall be divided into one or more Series as the Trustees may, without Shareholder approval, authorize. The Trustees may divide each Series into one or more Classes. The number of authorized Shares of each Series, and Class thereof, is unlimited. The Trustees hereby establish the Series and Classes listed in Schedule A attached hereto and made a part hereof. Schedule A may be revised from time to time by resolution of a majority of the then Trustees, including in connection with the establishment and designation of any Series or Class pursuant to Section 6 of Article III. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to:

(i)    divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine;

(ii)    issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the By-Laws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

(iii)    establish, designate, classify, reclassify and change in any manner any Series or Class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, provided, however, that the Trustees may not reclassify or change Outstanding Shares in a manner materially adverse to Shareholders of such Shares;

(iv)    divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series;

(v)    issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

(vi)    change the name of any Series or Class thereof;

(vii)    dissolve and terminate any one or more Series or Classes thereof; and

(viii)    take such other action with respect to the Shares as the Trustees may deem desirable.

(b)    Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act and the Code, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each Shareholder of a Series shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of the Shares of any Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

(c)    All references to Shares in this Declaration of Trust shall be deemed to be references to Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as otherwise provided or as the context otherwise requires.

(d)    All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

(e)    Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

(f)    Notwithstanding anything contained herein to the contrary, the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion to be called “Creation Units,” and in connection with the issuance of such Creation Units, to charge such transaction fees or such other fees as the Trustees shall determine, provided however that the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to alter the number of Shares constituting a Creation Unit.

Section 2.    Ownership of Shares.

The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder. No Shareholder shall be entitled to receive any payment of a dividend or distribution, nor to have notice given to him as provided herein or in the By-Laws, until he or she has given his or her address to the Trust or to the Trust’s transfer or similar agent.

Section 3.    Transfer of Shares.

Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust’s transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4.    Investments in the Trust.

Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash, securities or other property in which the Series is authorized to invest, valued as provided in Article VI, Section 1. Investments in a Series shall be credited to each Shareholder’s account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge or other fee upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

Section 5.    Status of Shares and Limitation of Personal Liability.

Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such

Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit organized under the General Corporation Law of the State of Delaware.

Section 6.    Establishment and Designation of Series or Class.

(a)    The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

(b)    Shares of each Series or Class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(i)    Assets Held with Respect to a Particular Series.

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held, as provided below, separately with respect to that Series for all purposes, subject only to the rights of creditors of such Series, from the assets of the Trust and every other Series and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be assets held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Series.

(ii)    Liabilities Held with Respect to a Particular Series.

The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets held with respect to such Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees’ discretion, be set forth in the Certificate of Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series, in such capacity, shall have a claim on or any right to any assets allocated or belonging to any other Series.

If, notwithstanding the provisions of this Section, any liability properly charged to a Series or Class is paid from the assets of another Series or Class, the Series or Class from whose assets the liability was paid shall be reimbursed from the assets of the Series or Class to which such liability belonged.

(iii)    Dividends, Distributions, Redemptions, and Repurchases.

Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(iv)     Equality.

All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets of that Series and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of that Series, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(v)     Fractions.

Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(vi)     Exchange Privilege.

The Trustees shall have the authority to provide that the Shareholders of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

(vii)     Combination of Classes.

The Trustees shall have the authority, without the approval of the Shareholders of any Class, unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Classes into assets and liabilities held with respect to a single Class.

ARTICLE IV.

Trustees

Section 1.     Numbers, Election and Tenure.

The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by a written instrument signed by a Supermajority of Trustees, or by resolution approved by a Supermajority of Trustees, provided, however, that the number of Trustees shall in no event be less than three. Each Trustee shall serve during the lifetime of the Trust until he or she (a) dies, (b) resigns, (c) has reached the mandatory retirement age, if any, as established by a provision of the By-Laws, which is amendable only by a Supermajority of Trustees, or otherwise set by a Supermajority of Trustees, (d) is declared incompetent by a court of appropriate jurisdiction, or (e) is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (a) with or without cause at any meeting of Shareholders by a vote of two-thirds of the Outstanding Shares of the Trust, or (b) with or without cause at any time by written instrument signed by a Supermajority of Trustees, or by resolution approved by a Supermajority of Trustees, specifying the date when such removal shall become effective.

Section 2.     Effect of Death, Resignation, etc. of a Trustee.

The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. In case of the declination to serve, death, resignation, retirement, removal or incapacity of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of a vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine to decrease the number of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Adviser is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date. An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Section 3.     Powers.

(a)     Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ auditors, counsel or other agents of the Trust, subject to the conditions set forth in this Declaration of Trust or in the By-Laws;

employ an Administrator for the Trust and authorize such Administrator to employ sub-administrators; employ an Investment Adviser to the Trust and authorize such Investment Adviser to employ sub-advisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such Investment Adviser, Administrator, sub-adviser, sub-administrator, custodian, transfer or shareholder servicing agent, or Principal Underwriter. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

(b)     Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(i)     To invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of or enter into contracts for the future acquisition or delivery of securities and other instruments and property of every nature and kind, including, without limitation, shares or interests in open-end or closed-end investment companies or other pooled investment vehicles, common and preferred stocks, warrants and rights to purchase securities, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, loans, obligations, participations, other evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, derivative instruments, and other securities or properties of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, and foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or engage in “when issued” or delayed delivery transactions and in all types of financial instruments and hedging and risk management transactions; change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(ii)     To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(iii)     To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(iv)     To exercise powers and right of subscription or otherwise which in any manner arise out of ownership or securities;

(v)     To hold any security or property in any form, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(vi)     To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(vii)     To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(viii)     To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(ix)     To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(x)     To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(xi)     To endorse or guarantee the payment of any notes or other obligations of any Person, to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof, and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(xii)     To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(xiii)     To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xiv)     To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(xv)     To enter into contracts of any kind and description;

(xvi)     To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xvii)     To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(xviii)     To interpret the investment policies, practices, or limitations of any Series or Class;

(xix)     To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

(xx)     To the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

(xxi)     To appoint one or more Advisory Board Members to serve the role provided for in Section 2(a)(1) of the 1940 Act and to cause the Trust to pay compensation to such persons for serving in such capacity;

(xxii)     To establish, from time to time, a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(xxiii)     To list the Shares of any Series or Class of the Trust on an exchange or other trading market in accordance with applicable law and applicable rules of the exchange or trading market; and

(xxiv)     To engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage subject to the requirements of the 1940 Act.

(c)     The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder. The Trust may pursue its investment program and any other powers as set forth in this Section 3 of Article IV either directly or indirectly through one or more subsidiary vehicles at the discretion of the Trustees or by operating in a master feeder structure (as described in Section 5(f) of Article VIII).

(d)     Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities and other instruments and property from or sell any securities and other instruments and property to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, Principal Underwriter, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person, or entity in which such person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Principal Underwriter, distributor, transfer agent, dividend disbursing agent, shareholder servicing agent, custodian or in any other capacity upon customary terms.

Section 4.     Expenses of the Trust and Series.

Subject to Article III, Section 6, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust Property or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents, shareholder servicing agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses, statements of additional information and Shareholder reports of the Trust and each Series and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 5.     Ownership of Assets of the Trust.

The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial ownership in the Trust or Series.

Section 6.     Service Contracts.

(a)     Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or non-exclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association, or other organization; and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Investment Adviser to supervise and direct the investment of all assets held, and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments; authority for the Investment Adviser or Administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators, or such other activities as may specifically be delegated to such party.

(b)     The Trustees may also, at any time and from time to time, contract with any corporation, trust, association, or other organization, appointing it exclusive or non-exclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, and any such contract may contain such other terms as the Trustees may determine.

(c)     The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws or stipulated by resolution of the Trustees.

(d)     The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

(e)     Subject to applicable law, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(f)     To the fullest extent permitted by law, and subject to Section 3 of Article VII ,the fact that:

(i)     any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Administrator, sub-adviser, sub-administrator, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

(ii)     any corporation, trust, association or other organization with which an advisory, management, or administration contract or Principal Underwriter’s or distributor’s contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter’s or distributor’s or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders.

Section 7.     Trustees and Officers as Shareholders.

Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent. The Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

Section 8.     No Accounting.

Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

ARTICLE V.

Shareholders’ Voting Powers and Meetings

Section 1.     Voting Powers, Meetings, Notice, and Record Dates.

(a)     The Shareholders shall have power to vote only with respect to:

(i)     the election or removal of Trustees as provided in Article IV hereof, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as may be required by the 1940 Act; and

(ii)     such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

(b)     As to each matter on which a Shareholder is entitled to vote, such Shareholder shall be entitled to one vote for each dollar of Net Asset Value represented by such Shareholder’s Shares (as of the record date applicable to the meeting or written consent pursuant to which the vote of Shareholders is being sought or obtained) and a proportionate fractional vote with respect to the remainder of the Net Asset Value of such Shares, if any. All references in this Declaration of Trust or the By-Laws to a vote of, or the holders of, a majority, percentage or other proportion of Outstanding Shares shall mean a vote of, or the holders of, such majority, percentage or other proportion of the votes to which such Shares entitle their holder(s).

(c)     Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Outstanding Shares of the Trust then entitled to vote shall be voted in aggregate, except:

(i)     when required by the 1940 Act, Shares shall be voted by individual Series;

(ii)     when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and

(iii)     when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

(d)     There shall be no cumulative voting in the election of Trustees.

(e)     Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner.

(f)     Notwithstanding anything else contained herein or in the By-Laws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or Classes thereof or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only by written proxy or in person at a meeting.

(g)     Until Shares of a Class or Series are issued, the Trustees may exercise all rights of Shareholders of that Class or Series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders with respect to that Class or Series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

(h)     Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2.     Quorum and Required Vote.

Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, one-third of the Outstanding Shares entitled to vote in person or by proxy shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Classes) is to vote as a single Class separate from any other Shares, one-third of the Outstanding Shares of each such Series (or Class) entitled to vote in person or by proxy shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Outstanding Shares cast shall decide any questions, except with respect to the election of Trustees, which shall be decided by a plurality of the votes cast in person or by proxy, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Outstanding Shares of that Series (or Class) cast on the matter shall decide that matter insofar as that Series (or Class) is concerned.

Section 3.     Record Dates.

For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4.     Additional Provisions.

The By-Laws may include further provisions for Shareholders, votes and meetings and related matters.

ARTICLE VI.

Net Asset Value, Distributions and Redemptions

Section 1.     Determination of Net Asset Value, Net Income, and Distributions.

Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe (and delegate to any officer of the Trust or any other Person or Persons the right and obligation to prescribe) and shall set forth in the By-Laws or in a duly adopted resolution of the Trustees such bases and time (including any methodology or plan) for determining the Net Asset Value per Share of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 2.     Redemptions and Repurchases.

(a)     Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust’s Registration Statement for that Series under the Securities Act of 1933. Notwithstanding the foregoing, if the Trustees determine, pursuant to Article III, Section 1 hereof, to issue shares of any Series or Class in Creation Units, then such Shares shall be redeemable only in accordance with such procedures or methods prescribed or approved by the Trustees from time to time. Further, such Series or Class or the Principal Underwriter of such Series or Class shall be obligated to purchase said Shares only where the number of Shares subject to the purchase request aggregate one or more Creation Units, and unless the Trustees otherwise determine, there shall be no redemption of partial or fraction Creation Units hereunder. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

(b)     Subject to the provisions of paragraph (a) above, payment for any Shares which are presented for redemption shall be made in cash or property from the assets of the relevant Series and payment for such Shares less any applicable deferred sales charges, transaction fees (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption) or any other such fees as the Trustees shall determine shall be made within seven (7) days after the date upon which the redemption request is effective, or such longer period as may be required. The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Investment Adviser or Administrator or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

(c)     If, as referred to in paragraph (a) above, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

(d)    If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation), by such means as they deem equitable, to:

(i)    call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification,

(ii)    refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or

(iii)    take such other actions as they deem necessary and appropriate to avoid such disqualification.

(e)    The Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:

(i)    in connection with the termination of any Series or Class of Shares;

(ii)    if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such Series or Class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such Series or Class, provided that the Trust shall provide a Shareholder with written notice at least fifteen (15) days prior to effecting a redemption of Shares as a result of not satisfying such requirement;

(iii)    if the Shareholder fails to pay when due the full purchase price of Shares issued to him;

(iv)    if the Shareholder fails to comply with paragraph (f) of this Section 2; or

(v)    if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.

Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(f)    The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares and the beneficial owner(s) thereof as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any governmental authority or applicable law or regulation.

ARTICLE VII.

Compensation and Limitation of Liability of Trustees

Section 1.    Compensation.

The Trustees in such capacity shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. However, the Trust will not compensate those Trustees who are otherwise compensated by the Investment Adviser, any sub-adviser or the Principal Underwriter under the terms of any contract between the Trust and the Investment Adviser, any sub-adviser or the Principal Underwriter, as applicable. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

Section 2.    Limitation of Liability.

(a)    A Trustee, when acting in such capacity, shall not be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee all as contemplated by Section 3803(b) of the Delaware Act. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. The appointment, designation or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including “audit committee financial expert” as determined for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof or be limited with respect to any indemnification to which such Trustee would otherwise be entitled.

(b)    The officers, employees, Advisory Board Members and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Act. No officer, employee, Advisory Board Member or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

Section 3.    Fiduciary Duty.

(a)    To the extent that, at law or in equity, a Trustee or officer of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration of Trust shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of Fiduciary Covered Persons otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties (including fiduciary duties) and liabilities of such Fiduciary Covered Persons. To the fullest extent permitted by law, no Person other than a Trustee or officer of the Trust shall have any fiduciary duties (or liability therefor) to the Trust or any Shareholder.

(b)    Unless otherwise expressly provided herein:

(i)    whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of its Affiliates, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(ii)    whenever this Declaration of Trust or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration of Trust or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

(c)    To the fullest extent permitted by law and notwithstanding any other provision of this Declaration of Trust or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Declaration of Trust Fiduciary Covered Persons are permitted or required to make a decision (i) in their “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Fiduciary Covered Persons shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Declaration of Trust shall mean subjective good faith as such term is understood and interpreted under Delaware law.

(d)    Any Fiduciary Covered Person and any Affiliate of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person. No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Fiduciary Covered Person shall not be liable to the Trust, Shareholders or any other person for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires such opportunity, directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

Section 4.    Indemnification.

(a)    General.

(i)    Subject to the exceptions and limitations contained in this Section 4, the Trust shall indemnify every Person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) to the fullest extent consistent with Delaware law and the 1940 Act. Without limitation of the foregoing, the Trust shall indemnify each Person who was or is (or is threatened to be made) a party to or otherwise involved in any proceeding, by reason of being or having been a Trustee or officer of the Trust, against attorneys’ fees, expenses, costs, judgments, amounts paid in settlement, fines, penalties, fees of expert witnesses, document production fees, and all other liabilities whatsoever actually incurred by him, her or it in connection with such proceeding to the maximum extent consistent with Delaware law and the 1940 Act. The indemnification and other rights provided by this Section 4 shall continue as to a Person who has ceased to be a Trustee or officer of the Trust.

(ii)    Subject to the exceptions and limitations contained in this Section 4, the Trust may indemnify every Person who is, has been, or becomes an agent of the Trust to the fullest extent consistent with Delaware law and the 1940 Act. Without limitation of the foregoing, the Trust may indemnify each Person who was or is a party to or otherwise involved in any proceeding, by reason of being or having been an agent of the Trust, against attorneys’ fees, expenses, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever actually incurred by him, her or it in connection with such proceeding to the maximum extent consistent with Delaware law and the 1940 Act. The indemnification and other provisions of this Section 4 may be continued as to a Person who has ceased to be an agent of the Trust.

(iii)    Expenses incurred by a Trustee or officer in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust within 90 days of submission of such expenses to the Trust and expenses incurred by an agent in connection with the defense of any proceeding may be advanced by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by, or on behalf of, such Trustee, officer or agent that such amount will be paid over by him, her or it to the Trust if it is ultimately determined that he, she or it is not entitled to indemnification under this Section 4; provided, however, that (a) such Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments, or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the proceeding (“Disinterested Trustees”), or independent legal counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Trustee, officer or agent will be found entitled to indemnification under this Section 4.

(b)    Limitations, Settlements.

(i)    The Trust shall not indemnify a Trustee, officer or agent who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”).

(ii)    The Trust shall not indemnify a Trustee, officer or agent unless (i) the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or (ii) in the absence of such a determination, there has been (a) a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such Trustee, officer or agent has been charged or (b) a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such Trustee, officer or agent did not engage in disabling conduct by either independent legal counsel or a majority of the Disinterested Trustees.

(c)    Insurance; Rights Not Exclusive. The Trust’s financial obligations arising from the indemnification provided herein (i) may be insured by policies maintained by the Trust on behalf of any Trustee, officer or agent; (ii) shall be severable; (iii) shall not be exclusive of or affect any other rights to which any Trustee, officer or agent may now or hereafter be entitled; (iv) shall continue as to a Person who has ceased to be a Covered Person as to acts or omissions as a Covered Person; and (v) shall inure to the benefit of the Trustee, officer or agent’s heirs, executors and administrators. Nothing contained herein shall limit any rights to indemnification to which Trust personnel, including Covered Persons, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

(d)    Rebuttable Presumption. For purposes of determining whether a Trustee, officer or agent is entitled to advancement of expenses under this Section 4 or indemnification for proceedings disposed of by settlement, consent decree or otherwise, the majority of the Disinterested Trustees of the Trust acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that such Person has not engaged in disabling conduct.

(e)    Certain Definitions. For purposes of this Section 4 and Section 6 of this Article VII below, “agent” means any Person who is, was or becomes an employee or other agent of the Trust who is not an officer or Trustee of the Trust; “proceeding” means any threatened, pending or completed claim, action, suit, arbitration or proceeding, whether civil, criminal, administrative, legislative or investigative (including appeals); and “liabilities” and “expenses” include, without limitation, attorneys’ fees, expenses, costs, judgments, amounts paid in settlement, fines, penalties, fees of expert witnesses, document production fees, and all other liabilities whatsoever.

(f)    Amendments. In no event will any revision, amendment or change to this Section 4 or the By-Laws affect in any manner the rights of any Covered Person to receive indemnification by the Trust against all liabilities and expenses incurred or paid by the Covered Person in connection with any proceeding in which the Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust (including any amount paid or incurred by the Covered Person in the settlement of such proceeding) with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such revision, amendment or change to this Section 4 or the By-Laws is made.

Section 5.    Trustee’s Good Faith Action, Expert Advice, No Bond or Surety.

To the fullest extent permitted by law, the exercise by the Trustees of their powers and discretions hereunder in good faith shall be binding upon the Shareholders. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and the By-Laws, and shall be under no liability for any act or omission in accordance with such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 6.    Insurance.

The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer or agent of the Trust in connection with any proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee, officer or agent of the Trust. For purposes of this Section 6, “agent” means any Person who is, was or becomes an employee or other agent of the Trust who is not a Covered Person.

ARTICLE VIII.

Miscellaneous

Section 1.    Liability of Third Persons Dealing with Trustees.

No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2.    Derivative Actions.

(a)    To the fullest extent permitted by law, Shareholders of the Trust or any Series may not bring a derivative action to enforce the right of the Trust or an affected Series, as applicable, unless each of the following conditions is met:

(i)    Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii)    Each complaining Shareholder was a Shareholder of the Trust or the affected Series, as applicable, as of the time the demand required by subparagraph (iii) below was made;

(iii)    Prior to the commencement of such derivative action, the complaining Shareholders have made a written demand to the Trustees requesting that the Trustees cause the Trust or affected Series, as applicable, to file the action itself. In order to warrant consideration, any such written demand must include at least the following:

(1)    a detailed description of the action or failure to act complained of and the facts upon which each such allegation is made;

(2)    a statement to the effect that the complaining Shareholders believe that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series, as applicable, and an explanation of why the complaining Shareholders believe that to be the case;

(3)    a certification that the requirements of sub-paragraphs (i) and (ii) have been met, as well as information reasonably designed to allow the Trustees to verify that certification; and

(4)    a certification that each complaining Shareholder will be a Shareholder of the Trust or the affected Series, as applicable, as of the commencement of the derivative action; and

(iv)    A copy of the derivative complaint must be served on the Trust, assuming the requirements of sub-paragraphs (i)-(iv) above have already been met and the derivative action has not been barred in accordance with paragraph (b)(ii) below.

(b)    Demands for derivative action submitted in accordance with the requirements above will be considered by those Trustees who are not deemed to be Interested Persons of the Trust (for purposes of this Section 2, the “Independent Trustees”). Within 90 calendar days of the receipt of such demand by the Trustees, the Independent Trustees will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. If, during this 90-day period, the Independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, the Independent Trustees may extend the 90-day period by a period of time that the Independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 120 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”). Notice of any such decision to extend the review period shall be sent to the complaining Shareholders, or the Shareholders’ counsel, if represented by counsel, in writing within five business days of any decision to extend the period. Trustees that are not deemed to be Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action.

(i)    If notice of a decision has not been sent to the complaining Shareholder or the Shareholder’s counsel within the time permitted by sub-paragraph (ii) below, and sub-paragraphs (i)-(iv) of paragraph (a) above have been met, the complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.

(ii)    If the demand for derivative action has been made to the Trustees, and a majority of the Independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the complaining Shareholders shall be barred from commencing the derivative action. If upon such consideration a majority of the Independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining Shareholders of any decision reached under this sub-paragraph (ii) in writing within five business days of such decision having been reached.

(c)    A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative action on behalf of any other Series of the Trust.

(d)    Under no circumstances shall any derivative action be authorized or permitted unless Shareholders owning Shares representing at least 10% of the voting power of the Trust or the affected Series, as applicable, join in bringing of such derivative action.

Section 3.    Jurisdiction and Forum. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Act, this Declaration of Trust or the By-Laws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Act, the Declaration of Trust or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Any person or entity purchasing or otherwise acquiring any Shares of any Series or Class shall be deemed to have notice of and consented to the provisions of this provision.

Section 4.    Termination of the Trust or Any Series or Class.

(a)    Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by vote of a majority of the Outstanding Shares of each Series entitled to vote or by the Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be dissolved at any time by vote of a majority of the Outstanding Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

(b)    Upon the requisite Shareholder vote or action by the Trustees to dissolve the Trust or to dissolve any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees and as required by the Delaware Act, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

(c)    Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate of Cancellation may be signed by any one Trustee.

Section 5.    Reorganization.

(a)    Notwithstanding anything else herein, the Trustees may, without Shareholder approval, unless such approval is required by the 1940 Act:

(i)    cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

(ii)    cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

(iii)    cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

(b)    Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)    Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(d)    The Trustees may create one or more statutory trusts or other entities to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or other entities or any series of classes thereof.

(e)    The approval of the Trustees shall be sufficient to cause the Trust, or any Series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares or interests in such other Series of the Trust or other entity or series thereof. Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder structure.

(f)    The Trust may, at the discretion of the Trustees, as may be permitted by the 1940 Act, and upon the resolution of a majority of the then Trustees, convert to a master-feeder structure, in which the feeder fund invests all of its assets into a master fund, rather than making investments in securities directly. Existing Series or Classes of the Trust may either become feeders into a master fund, or themselves become master funds into which other funds may be feeders.

Section 6.    Amendments.

(a)    Except as specifically provided in this Section 6, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on:

(i)    any amendment that would affect their right to vote granted in Article V, Section 1 hereof;

(ii)    any amendment to this Section 6 of Article VIII;

(iii)    any amendment that may require their vote under applicable law or by the Trust’s registration statement, as filed with the Commission; and

(iv)    any amendment submitted to them for their vote by the Trustees.

(b)    Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by a vote of the Shareholders of each Series or Class affected, and no vote shall be required of Shareholders of a Series or Class not affected.

(c)    The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

(d)    Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 6 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 4 hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment. Furthermore, neither the Certificate of Trust nor this Declaration of Trust may be amended to reduce the percentage of Trustees necessary to constitute a Supermajority of Trustees or to eliminate the requirement for approval of a Supermajority of Trustees as to any matter without the approval of a Supermajority of Trustees.

Section 7.    Maintaining Copies of Declaration of Trust, References, Headings.

The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration of Trust or of any such restatements and/or amendments. In this Declaration of Trust and in any such restatements and/or amendments, references to this Declaration of Trust, and all expressions such as “herein,” “hereof,” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration of Trust. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original.

Section 8.    Applicable Law.

(a)    This Declaration of Trust and the Trust created hereunder are to be governed by and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)    Notwithstanding the first sentence of Section 8(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

Section 9.    Provisions in Conflict with Law or Regulations.

(a)    The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)    If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 10.    Statutory Trust Only.

It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

Section 11.     Writings.

To the fullest extent permitted by applicable laws and regulations:

(a)     all requirements in this Declaration of Trust or in the By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of electronic transmission in such form that is acceptable to the Trustees; and

(b)     all requirements in this Declaration of Trust or in the By-Laws that any writing be signed shall be deemed to be satisfied by any electronic transmission in such form that is acceptable to the Trustees.

IN WITNESS WHEREOF, the Trustees named below have executed this Amended and Restated Declaration of Trust as of the 19th day of February, 2014.

/s/ Gary L. French

Gary L. French,

as Trustee and not individually

/s/ Robert J. Grassi

Robert J. Grassi,

as Trustee and not individually

/s/ Thomas P. Lemke

Thomas P. Lemke,

as Trustee and not individually

/s/ Lawrence R. Maffia

Lawrence R. Maffia,

as Trustee and not individually

/s/ Emily Youssouf

Emily Youssouf,

as Trustee and not individually

/s/ Robert Deutsch

Robert Deutsch,

as Trustee and not individually

SCHEDULE A

SERIES

As of February 19, 2014

SERIES

JPMXF Diversified Return Global Equity ETF, formerly named JPMXF Global Equity ETF

JPMXF Diversified Return International Ex – North America Equity ETF

JPMXF Diversified Return Emerging Markets Equity ETF

JPMXF Target Volatility Efficiente 10 ETF